Exhibit 13.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Pure Nickel Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that: The Annual Report on Form 20-F for the year ended November 30, 2009 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2010

/s/ David R. McPherson_____________________
David R. McPherson, Chief Executive Officer
(principal executive officer)

/s/ Jeffrey D. Sherman_____________________
Jeffrey D. Sherman, Chief Financial Officer
(principal financial and accounting officer)